                              UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 6, 2006

                                COMPUPRINT, INC.
             (Exact name of registrant as specified in its charter)

       NORTH CAROLINA              333-90272           56-1940918
(State or other jurisdiction      (Commission         (IRS Employer
      of incorporation)           File Number)      Identification No.)

              99 Park Avenue, 16th Floor, New York, New York 10016
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 286-9197

                                 Not applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.313e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

PROTOCOL AGREEMENT - MODIFICATION TO TIERRA NEVADA EXPLORATION AGREEMENT AND
SECURITIES PURCHASE AGREEMENT WITH ENFICON ESTABLISHMENT

On April 6, 2006, we entered into an agreement with Kiev Investment Group pursuant to a Protocol Agreement dated April 5, 2006. We understand that Kiev
Investment Group ("KIG") is an affiliate of Enficon Establishment, a holder of our debentures, and that KIG will be assigning its obligations under the
Protocol to a related party by April 15, 2006. This Protocol Agreement relates to and supplements the terms of our Securities Purchase Agreement with Enficon dated June 30, 2005 and our exploration agreement with Enficon dated June 30,
2005. Certain matters governed by those two agreements dated June 30, 2005 remain subject to negotiations, and the parties agreed to set forth such terms in a definitive agreement by April 21, 2006.

Under the Protocol Agreement, KIG undertook the following obligations:

     (1)  assumed Enficon's obligation under the Securities Purchase Agreement with respect to the fourth and fifth tranches of $1 million of convertible debentures by purchasing such debentures by April 7, 2006 and May 15, 2006, respectively;
     (2)  by June 15, 2006, along with Enficon, convert their aggregate $5 million of convertible debentures at $1 per share into an aggregate of
          5,000,000 shares of common stock;
     (3)  assumed on obligation to make capital contributions to our subsidiary,
          Tierra Nevada Exploration Partners, in the amounts of $1 million,
          $600,000 and $1.4 million by April 12, 2006, June 15, 2006 and July 5,
          2006, respectively; and
     (4)  by June 29, 2006, to purchase from us 5,000,000 shares of our common stock at $1.05 per share.

The Protocol Agreement also provides that by June 29, 2006, the parties are to enter into a stock option agreement that would grant KIG the right to purchase such additional amount of our common stock, that when combined with 5 million shares issuable upon conversion of the debentures by June 15, 2006 and the purchase of 5 million shares by June 15, 2006, would equal 25% of our then outstanding shares of common stock. The stock option is to be exercisable, on an all or none basis, until October 1, 2006 at $1.20 per share, and thereafter, exercisable until December 31, 2006 at a price of the greater of (a) $1.50 per share or (b) 60% of the average trading price of our common stock for the 20 day period preceding such exercise, with an upper cap on the exercise price of $1.75 per share. Other terms for the stock options are yet to be agreed upon, and KIG may not have a right to such stock option until a stock option agreement is executed.

Under the Protocol Agreement, we undertook the following obligations:

     (1)  to use certain of the funds invested by KIG in accordance with the terms of the agreement, and in accordance with a business plan for
          2006/2007 and a strategic development plan for the next three to five years, which are yet to be written;
     (2)  subject to fulfillment of certain KIG obligations under the Protocol
          Agreement, to grant a seat on our Board of Directors to one nominee of
          KIG that is acceptable to us. The seat shall be forfeited if KIG does not exercise its stock option in its entirety by October 1, 2006, or if KIG does not exercise its stock option to purchase at least 50% of the underlying shares by December 31, 2006.

Subject to fulfillment of KIG's obligations under the Protocol Agreement, KIG will have the right and obligation to finance certain future joint projects for a period of five years. The right to finance joint projects will be forfeited if the stock option is not exercised in its entirety by October 1, 2006, or if the stock option is not exercised as to at least 50% of the underlying shares by
December 31, 2006, or if KIG breaches the terms of the Protocol Agreement and any future agreements to be entered into in connection with the joint projects.
KIG is to provide 75% of the financing for such joint projects and is to receive a variable net profit participation right, after accounting for our entitlement to a 5% overriding royalty and reimbursement of expenses and return of investment capital. KIG's net profit participation right shall be: 70% for the first year after reimbursement, 60% for the second year after reimbursement, and
50% for the third year and thereafter until five years from the date hereof. We will be able to

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pursue other third party financing as to such joint projects if we obtain a financing commitment for 90% of the project costs on terms more favorable to us than the terms on which KIG is willing to provide financing.

We also agreed to give KIG the opportunity to finance our interests in the development and exploitation of a third and fourth well on a leasehold in
LaSalle County, Texas, in which our lease rights are pursuant to a Farmout
Agreement with Davidson Energy, L.L.C. and Johnson Children's Trust No. 1, dated
January 10, 2006. KIG is to provide 80% of the future financing in connection with those wells, and it will be entitled to a 65% net profit participation right, after accounting for our entitlement to a 5% overriding royalty and reimbursement of expenses and return of investment capital.

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Reference is made to the disclosures provided above in Item 1.01 of this Form
8-K. Pursuant to the Protocol Agreement, on April 11, 2006, KIG purchased from us a 6% convertible debenture due December 31, 2007 in the principal amount of
$1 million. The purchase of this debenture represents the fourth million of an aggregate of $5 million in debentures that Enficon may purchase from us pursuant to our Securities Purchase Agreement with Enficon dated June 30, 2005. The debentures are convertible into shares of the Company's common stock at $1.00 per share. Interest accrues on the principal amount of the debenture at the simple rate of 6% per year from the date of issuance. Interest is payable at maturity. In the event of conversion of the debenture, in whole or in part, the holder forfeits any accrued interest on the converted principal amount. The debentures are subject to a mandatory conversion in the event that the Company's non-insider common stock trades in the public securities market at a price of
$2.00 per share or more with a mean average weekly volume of 250,000 shares or more in eight consecutive weeks. The issuance of the securities was made in reliance upon an exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) under the Securities
Act. We allocated $500,000 of the proceeds for our working capital, and the balance as a capital contribution to our subsidiary, Terra Nevada Exploration
Partners, LP, which is to use such funds for oil and gas drilling operations in the State of Nevada.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(C) EXHIBITS

Exhibit     Description
Number      of Exhibit
-------     -----------

10.1*       Protocol Agreement with Kiev Investment Group, dated April 5, 2006
10.2*       Form of Debenture issued pursuant to Protocol Agreement
-----
*  Filed herewith.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         COMPUPRINT, INC.

Date: April 12, 2006
                                         By: /s/ Roman Rozenberg
                                            --------------------
                                         Roman Rozenberg
                                         Chief Executive Officer

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